Exhibit 32.0

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies in his or her capacity as an officer of First PacTrust Bancorp, Inc. (“the Company”) that this Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2013 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: May 10, 2013	By:	/S/ STEVEN A. SUGARMAN
Steven A. Sugarman
Chief Executive Officer (Principal Executive Officer)

Date: May 10, 2013	By:	/s/ ROBERT M. FRANKO
Robert M. Franko
President

Date: May 10, 2013	By:	/s/ Ronald J. Nicolas, Jr.
Ronald J. Nicolas, Jr.
Executive Vice President/ Chief Financial Officer (Principal Financial Officer)

Date: May 10, 2013	By:	/s/ Lonny D. Robinson
Lonny D. Robinson
Executive Vice President/ Chief Accounting Officer, (Principal Accounting Officer)